                                                                      Exhibit
                                                                      99.1

Please mark your votes as indicated in this example.
[X]


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 5 AND
                              "AGAINST" PROPOSAL 6

(1) A First Union      FOR   AGAINST   ABSTAIN                 (5) A First      FOR    AGAINST  ABSTAIN
    proposal to        [_]     [_]       [_]                       Union        [_]      [_]      [_]
    approve the plan                                               proposal
    of merger                                                      to ratify
    providing for the                                              the
    merger between                                                 appointment
    Wachovia                                                       of KPMG
    Corporation and                                                LLP as
    First Union.                                                   auditors
                                                                   for the
                                                                   year 2001.


(2) A First Union                  FOR all        WITHHOLD
    proposal to elect              nominees      authority
    directors. Class                listed        to vote
    III: 01 G. Alex                (except        for all
    Bernhardt, Sr.,                   as         nominees
    02 Joseph                     indicated        [_]         THE BOARD OF DIRECTORS RECOMMENDS A
    Neubauer, 03 Ruth               to the                     VOTE "AGAINST" PROPOSAL 6.
    G. Shaw and 04                contrary)
    Lanty L. Smith,                  [_]
    Class I: 05
    Roddey Dowd, Sr.


                                                              (6) A stockholder's
                                                                  proposal regarding
                                                                  political
                                                                  contributions.
                                                                  [_] [_]  [_]
 INSTRUCTIONS: To
 withhold authority
 to vote for any
 individual
 nominee(s) write
 the name(s) of such
 nominee(s) in the
 space provided
 below.

                                                              I plan to attend the meeting
                                                                [_]

                                                              DATE: ___________________, 2001

                                                              SIGNATURE _____________________
                                                                            TITLE


---------------------

                                                              SIGNATURE _____________________

(3) A First Union      FOR    AGAINST    ABSTAIN
    proposal to        [_]      [_]        [_]                                 TITLE

    approve our Senior
    Management
    Incentive Plan.


(4) A First Union      [_] [_]  [_]                            Note: Signature(s) should
    proposal to amend                                          agree with name(s) on proxy
    our 1998 Stock                                             form. Executors,
    Incentive Plan.                                            administrators, trustees and
                                                               other fiduciaries, and persons
                                                               signing on behalf of a
                                                               corporation or partnership,
                                                               should so indicate when
                                                               signing.


--------------------------------------------------------------------------------

              TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE


                       VOTE BY TELEPHONE OR INTERNET


                       QUICK *** EASY *** IMMEDIATE


[FIRST UNION LOGO]




  Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.


  VOTE BY TELEPHONE: Available only until 11:59 p.m. Eastern Time, on July 30, 2001. You will be asked to enter a CONTROL NUMBER which is located in the box in the lower right hand corner of this form.


   OPTION A: To vote as the Board of Directors recommends on ALL proposals:
  Press 1.


   OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:


         Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.


         Item 2: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions. For all remaining Proposals: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, please confirm your vote by pressing 1.


  VOTE BY INTERNET: Available only until 11:59 p.m. Eastern Time, on July 30, 2001. THE WEB ADDRESS IS www.proxyvoting.com/ftu


   PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY TELEPHONE OR
  INTERNET.


                           THANK YOU FOR VOTING



                                               CONTROL NUMBER
   Call * * Toll Free * * On a
    Touch-Tone Telephone


                                                    FOR
                                             TELEPHONE/INTERNET
                                                VOTING


   1-800-214-7371--ANYTIME


  There is NO CHARGE to you for
         this call.

                              [FIRST UNION LOGO]

                            FIRST UNION CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 31, 2001

    The undersigned holder of shares of common stock of First Union Corporation ("First Union") hereby constitutes and appoints William H. Goodwin, Jr., Joseph Neubauer and Ruth G. Shaw, or any of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the shares of First Union's common stock held of record by the undersigned on June 12, 2001, at the Annual Meeting of Stockholders of First Union to be held on July 31, 2001, at 11:00 a.m., in the Adam's Mark Hotel, 555 South McDowell Street, Charlotte, NC 28204, and at any adjournments or postponements thereof.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 5 AND "AGAINST" PROPOSAL 6. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION. THIS PROXY REVOKES ALL PRIOR PROXIES.

    (PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL
                    WITHOUT DELAY IN THE ENCLOSED ENVELOPE.)

                                                            SEE REVERSE SIDE
P
R
O
X
Y
--------------------------------------------------------------------------------

                           FOLD AND DETACH HERE



                            D I R E C T I O N S


                      Annual Meeting of Stockholders


                        of First Union Corporation


                             Adam's Mark Hotel


                         555 South McDowell Street


                            Charlotte, NC 28204


                              (704)-372-4100


                         July 31, 2001, 11:00 a.m.


                             Symphony Ballroom


                            [Map appears here]


I-77 NORTH FROM COLUMBIA


Follow I-77 North to I-277. Merge onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.


I-77 SOUTH FROM MOORESVILLE AND STATESVILLE


Follow I-77 South to I-277. Loop onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.


I-85 SOUTH FROM GREENSBORO


Follow I-85 South to Charlotte. Take exit for I-77 South to Columbia. Follow I-77 South to I-277. Loop onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.


I-85 NORTH FROM ATLANTA


Follow I-85 North to I-77 South. Loop onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.


DIRECTIONS FROM THE AIRPORT


Leave Airport and merge left onto Billy Graham Parkway. Take Billy Graham Parkway to I-77 North. Follow I-77 North to I-277. Merge onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.